UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2014

Park Sterling Corporation

(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 716-2134

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 4, 2014, Park Sterling Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Provident Community Bancshares, Inc. (“Provident”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Provident will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger. Immediately after the effective time of the Merger (the “Effective Time”), the Company intends to merge Provident Community Bank, a wholly owned subsidiary of Provident (the “Bank”), with and into Park Sterling Bank, a wholly owned subsidiary of the Company (the “Bank Merger”), with Park Sterling Bank as the surviving institution in the Bank Merger.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each outstanding share of Provident common stock will be converted into the right to receive a cash payment from the Company equal to $0.78 per share, or approximately $5.1 million in the aggregate. All outstanding Provident stock options will be canceled without any payment since the exercise price of such stock options exceeds the merger consideration provided for in the Merger Agreement.

Under the Merger Agreement, the Company has also agreed to purchase all of the outstanding shares of Provident’s Series A preferred stock (the “Series A Preferred”) and the related warrant to purchase shares of Provident common stock that Provident previously issued to the U.S. Department of Treasury (“Treasury”) under the TARP Capital Purchase Program for an aggregate purchase price not to exceed $5,096,300.

The Merger Agreement contains customary representations and warranties from both Provident and the Company, and Provident has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, including specific forbearances with respect to its business activities, (2) Provident’s obligation to call a meeting of its stockholders to approve the Merger Agreement, and, subject to certain exceptions, that its Board of Directors recommend that Provident’s stockholders vote to approve the Merger Agreement and (3) Provident’s non-solicitation obligations regarding alternative acquisition proposals.

The completion of the Merger is subject to customary conditions, including approval of the Merger Agreement by Provident’s stockholders and the receipt of required regulatory approvals. In addition, the completion of the Merger is subject to the completion of the purchase by the Company of the Series A Preferred from Treasury and Provident having a modified net worth, as determined by a formula set forth in the Merger Agreement, of at least $1.00 as of the later of (i) the date of the Provident stockholder meeting to vote on the transactions contemplated by the Merger Agreement or (ii) the third business day prior to the effective date of the Merger. The Merger is expected to be completed in the second calendar quarter of 2014.

The Merger Agreement provides certain termination rights for both Provident and the Company and further provides that a termination fee of $300,000 will be payable to the Company by Provident upon termination of the Merger Agreement under certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive the consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Provident or the Company, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Provident, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the documents that each of the Company and Provident file with or furnish to the Securities and Exchange Commission (“SEC”).

Pursuant to the Merger Agreement, simultaneous with the execution of the Merger Agreement, Park Sterling Bank entered into employment agreements with each of (i) Dwight V. Neese, the current President and Chief Executive Officer of Provident and the Bank, (ii) Lud W. Vaughn, the current Executive Vice President and Chief Operating Officer Provident and the Bank, (iii) Mark F. Pack, the current Senior Vice President and Chief Credit Officer of Provident and the Bank; and (iv) Wanda J. Wells, the current Senior Vice President, Chief Administrative Officer and Secretary of Provident and the Bank. The employment agreements with Park Sterling Bank will become effective as of the Effective Time.

Each director of Provident has also executed a voting agreement with the Company pursuant to which the director has agreed to vote his shares of Provident common stock in favor of the Merger Agreement.

A copy of the joint press release announcing the Merger is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Also, on March 5, 2014, the Company will hold an investor conference call concerning the Merger. A copy of the slide package prepared for use by executive management for this presentation is furnished as Exhibit 99.3. All of the information in the presentation is presented as of March 5, 2014, and Park Sterling does not assume any obligation to update such information in the future.

The information included in the preceding paragraph, as well as Exhibit 99.3 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act nor shall it be deemed incorporated by reference in filings under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Agreement and Plan of Merger dated as of March 4, 2014 between Park Sterling Corporation and Provident Community Bancshares, Inc.

99.2	Joint press release of Park Sterling Corporation and Provident Community Bancshares, Inc. dated March 5, 2014

99.3	Slide package prepared for use in connection with investor conference call to be held on March 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2014

PARK STERLING CORPORATION

By:	/s/ David L. Gaines
David L. Gaines
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Agreement and Plan of Merger dated as of March 4, 2014 between Park Sterling Corporation and Provident Community Bancshares, Inc.
99.2	Joint press release of Park Sterling Corporation and Provident Community Bancshares, Inc. dated March 5, 2014
99.3	Slide package prepared for use in connection with investor conference call to be held on March 5, 2014

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